Exhibit 99.1.1

SMART TRUST,

TAX FREE BOND TRUST, SERIES 1

REFERENCE TRUST AGREEMENT

This Reference Trust Agreement (the “Agreement”) dated October 22, 2003, among Hennion & Walsh, Inc., as Depositor, Hennion & Walsh Asset Management, Inc., as Portfolio Supervisor, The Bank of New York, as Trustee, and Standard & Poor’s Securities Evaluations, Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Smart Trust, Tax Free Bond Trust, Series 1, for all series formed on or subsequent to the effective date specified below, Trust Indenture and Agreement” dated October 22, 2003, and as amended in part by this Agreement (collectively, such documents hereinafter called the “Indenture and Agreement”). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.

WITNESSETH THAT:

WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1 (2) of the Indenture;

WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addenda hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Section 2.5 of the Indenture; and

NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositors, the Portfolio Supervisor, the Trustee and the Evaluator agree as follows:

Part I

STANDARD TERMS AND CONDITIONS OF TRUST

Section 1.    Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

Part II

SPECIAL TERMS AND CONDITIONS OF TRUST

Section 1.    The following special terms and conditions are hereby agreed to:

(a)  The Securities (including Contract Securities) listed in the Prospectus relating to this series of Smart Trust (the “Prospectus”) have been deposited in the Trust under this Agreement (see “Portfolio” in Part A of the Prospectus which for purposes of this Indenture and Agreement is the Schedule of Securities or Schedule A).

(b)  The number of Units delivered by the Trustee in exchange for the Securities referred to in Section 2.3 is 10,000.

(c)  For the purposes of the definition of Unit in item (27) of Section 1.1, the fractional undivided interest in and ownership of the Trust is 1/10,000 as of the date hereof.

(d)  The term Record Date shall mean the fifteenth day of each month commencing on November 15, 2003.

(e)  The term Distribution Date shall mean the first business day of each month commencing on December 1, 2003.

(f)  The First Settlement Date shall mean October 27, 2003.

(g)  For purposes of Section 4.3, the Evaluator shall be paid a fee of $8.00 per evaluation.

(h)  For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the initial public offering period.

(i)  For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed at a rate of $.95 per Unit, determined on the basis of the largest number of Units outstanding at any time during the period for which the compensation is being computed.

(j)  For purposes of Section 7.4, the maximum annual portfolio supervisory fee is hereby specified to be $.25 per Unit outstanding.

(k)  The Termination Date shall be June 1, 2043, or the earlier disposition of the last Security in the Trust.

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(l)  The fiscal year for the Trust shall end on June 30 of each year.

IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

[Signatures on separate pages]

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HENNION & WALSH, INC.

Depositor

By:	/S/ PETER DEMARCO
Authorized Signator

STATE OF NEW JERSEY	)
:ss:
COUNTY OF PARSIPPANY	)

On this 22nd day of October, 2003, before me personally appeared Peter DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Hennion & Walsh, Inc., one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.

/S/ LINDA RODRIGUEZ
Notary Public

LINDA D. RODRIGUEZ NOTARY PUBLIC, STATE OF NEW JERSEY Commission Expires 3/15/2006

THE BANK OF NEW YORK

Trustee

By:	/S/ PATRICK GRIFFIn
Vice President

STATE OF NEW YORK	)
:ss:
COUNTY OF NEW YORK	)

On this 20th day of October, 2003, before me personally appeared Patrick Griffin, to me known, who being by me duly sworn, said that he/she is an Authorized Signator of The Bank of New York, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he/she signed his/her name thereto by like authority.

/S/ EMANUEL T. LYTLE, JR.
Notary Public

Notary Public State of New York No. 41-4696933 Qualified in Queens County Commission Expires April 30, 2007

HENNION & WALSH ASSET MANAGEMENT, INC.

Portfolio Supervisor

By:	/S/ PETER DEMARCO
Authorized Signator

STATE OF NEW JERSEY	)
:ss:
COUNTY OF PARSIPPANY	)

On this 22nd day of October, 2003, before me personally appeared Peter DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of the Portfolio Supervisor, one of the entities described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the sole member of said limited liability company.

/S/ LINDA RODRIGUEZ
Notary Public

LINDA D. RODRIGUEZ NOTARY PUBLIC, STATE OF NEW JERSEY Commission Expires 3/15/2006

Standard & Poor’s Securities Evaluations, Inc.

Evaluator

By:	/S/ FRANK CICCOTTO
Managing Director

ATTEST:

By:	/S/ JACK CEDERROTH

Director, Operations